               UCFC Acceptance Corporation         EXHIBIT 20.6
       Home Equity Loan Pass-Through Certificates
                     Series 1997-A1 and 1997-A2

             Statement To  Certificateholders

Distribution Date:  May 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                                  339,520,033.89
TOTAL PRINCIPAL:                                                   2,300,703.61
PREPAYMENTS:                                                       1,892,828.68
NET LIQUIDATION PROCEEDS:                                                  0.00
TOTAL INTEREST:                                                    3,310,509.49

LOAN GROUP 2 PRINCIPAL BALANCE:                                  152,681,847.13
TOTAL PRINCIPAL:                                                     376,096.89
PREPAYMENTS:                                                         248,964.67
NET LIQUIDATION PROCEEDS:                                                  0.00
TOTAL INTEREST:                                                    1,245,576.92


SUBSTITUTION AMOUNTS GROUP 1:                                              0.00
LOAN PURCHASE PRICES GROUP 1:                                              0.00

SUBSTITUTION AMOUNTS GROUP 2:                                              0.00
LOAN PURCHASE PRICES GROUP 2:                                              0.00

RESERVE ACCOUNT BALANCE:                                          14,427,495.58

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                            34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                          0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                                   93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                                    0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                                    0.00

                                              TOTAL                  TOTAL
                                              ACCRUED                DUE
                                              -------                ----------
SERVICING FEES GROUP 1:                       142,425.56             135,060.11
SERVICING FEES GROUP 2:                        63,774.17              61,579.89

GUARANTEE FEES DUE GROUP 1:                                          926,093.54
GUARANTEE FEES DUE GROUP 2:                                          202,134.22
                         Page 17
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  May 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:          5.8500%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:          5.9500%

-----------------------------------------------------------------------------------

DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   1,725,859.98   96,141.02            0.00       0.00
NUMBER OF LOANS                         32           2               0          0

PRINCIPAL BALANCE - GROUP 2     729,183.39        0.00      102,666.02       0.00
NUMBER OF LOANS                          8           0               1          0

AGGREGATE PRINCIPAL BALANCE   2,455,043.37   96,141.02      102,666.02       0.00
AGGREGATE NUMBER OF LOANS               40           2               1          0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                             5

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                           334,530.69

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                             1

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                            30,100.00

REO LOANS - GROUP 1:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                         0.00

REO LOANS - GROUP 2:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                         0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                         0.00
REO PROCEEDS:                                                     0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                        Page 18

                                   (c) COPYRIGHT 1997 Bankers Trust Company
               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  May 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 19

                               (c) COPYRIGHT 1997 Bankers Trust Company